As filed with the Securities and Exchange Commission on August 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agenus Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William B. Asher, Jr.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

(617) 248-4000 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.01 par value per share	2,033,334 shares (2)	$4.92	$10,004,003	$1,146.46

(1)	Pursuant to Rules 457(c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Capital Market on August 1, 2012.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Explanatory Note

The Registrant hereby increases the number of shares of the Registrant’s Common Stock available for future issuance under the Agenus Inc. 2009 Equity Incentive Plan, as amended (the “Plan”) by two million, thirty-three thousand, three hundred thirty-four shares so that a total of four million two hundred thousand shares will be available under the Plan.

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8 (File No. 333-160084) filed with the Securities and Exchange Commission on June 19, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference herein and shall be deemed as part hereof:

a)	our Annual Report on Form 10-K for the year ended December 31, 2011 filed on March 6, 2012;

b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 9, 2012;

c)	our Current Reports on Form 8-K filed on March 2, 2012, March 5, 2012, March 20, 2012, and June 19, 2012; and

d)	the description of the Company’s Common Stock included in its registration statement on Form S-1 filed on November 30, 1999, including all amendments and reports amending such description.

All documents filed after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment that indicates that all shares of common stock offered hereunder have been sold or that deregisters all shares of common stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

You should rely only on information contained or incorporated by reference in this Registration Statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Item 8.	Exhibits.

See Exhibit Index following the signature page of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of August, 2012.

Agenus Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Agenus Inc., hereby severally constitute and appoint Garo Armen and Christine M. Klaskin, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2012:

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer and Principal Financial Officer)

/s/ Brian Corvese Brian Corvese	Director

/s/ Tom Dechaene Tom Dechaene	Director

/s/ Wadih Jordan Wadih Jordan	Director

/s/ Shalini Sharp Shalini Sharp	Director

Timothy R. Wright	Director

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference.

4.3	Certificate of Ownership and Merger changing the name of the corporation to Agenus Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.4	Fifth Amended and Restated By-laws of Agenus Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 0-29089) filed on January 6, 2011 and incorporated herein by reference.

4.5	Form of Common Stock Certificate. Filed as Exhibit 4.1 to Current Report on Form 8-K (File No. 0-29089) filed January 6, 2011 and incorporated herein by reference.

4.6	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed as Exhibit 3.1 to Current Report on Form 8-K (File No. 0-29089) filed on September 30, 2011 and incorporated herein by reference.

5.1	Opinion of Choate, Hall & Stewart LLP dated August 3, 2012. Filed herewith.

23.1	Consent of Choate, Hall & Stewart LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

99.1	2009 Equity Incentive Plan. Filed as Appendix B to our Definitive Proxy Statement on Schedule 14A filed on April 24, 2012 and incorporated herein by reference.